Exhibit 99.1
RXi Pharmaceuticals Reports Financial Results for the Second Quarter of 2009
Worcester, MA, August 14, 2009 — RXi Pharmaceuticals Corporation (Nasdaq: RXII), a biopharmaceutical company pursuing the development and commercialization of proprietary therapeutics based on RNA interference (RNAi), today reported results for the quarter ended June 30, 2009.
Tod Woolf, Ph.D., President and Chief Executive Officer of RXi, commented, “RXi continues to make significant progress on its RNAi therapeutic platform with advances in research that have the potential to address multiple large therapeutic markets with unmet medical needs. With the financing that we recently closed, the Company is well positioned to continue its research with cutting-edge RNAi technologies and therapeutic developmental programs, continuing its leadership position in the RNAi therapeutics field.”
Corporate Highlights:
•	RXi exercised its option to an exclusive worldwide license to proprietary self-delivery RNAi technology from Advirna LLC — RXi’s assessment of this novel technology indicated that it could enable the delivery of RNAi molecules to cells spontaneously upon direct administration, both in vitro and in vivo, without requiring a delivery vehicle or transfection formulation. The ability to create self-delivering RNAi therapeutics may potentially provide significant competitive advantages in efficacy, toxicity, ease of administration and manufacturing cost. RXi has integrated this technology into its comprehensive delivery platform to develop a sustainable pipeline of products for unmet medical needs.

•	$8 Million Public Offering — RXi raised $8 million in a public offering to institutional investors that will be used for working capital and for general corporate purposes.
Scientific Achievements:
RXi presented data at various key scientific conferences this quarter.
•	Data on self-delivering rxRNA (sd-rxRNA™) was presented at the TIDES Oligonucleotide and Peptide® Technology and Product Development Conference and IBC’s Drug Discovery and Development conference.

•	Promising pre-clinical results from our self-delivering rxRNA (sd-rxRNA™) were presented demonstrating that sd-rxRNA promotes spontaneous cellular uptake of RNAi therapeutics in vitro. In addition, RXi presented in vivo data that demonstrates that sd-rxRNAs not only enter liver cells (hepatocytes) spontaneously, but also that sd-rxRNAs significantly improve the biodistribution of RNAi compounds to the liver. This positive data demonstrate the potential utility of RXi’s sd-rxRNA™ compounds for both local and subcutaneous administration, which could allow a broad range of new areas of RNAi therapeutic development.

Financial Highlights:
The Company reported a net loss of $9.3 million, or $0.67 per share, for the six months ended June 30, 2009, compared to a net loss of $7.0 million, or $0.55 per share, for the same period in 2008. The Company had 13,821,910 common shares outstanding at June 30, 2009, as compared to 13,763,231 common shares outstanding at June 30, 2008.
Research and development expenses for the six months ended June 30, 2009 were $4.4 million, including approximately $1.4 million in stock based compensation, compared to $3.9 million including $1.7 million in stock-based compensation, for the six months ended June 30, 2008. The increase of approximately $0.5 million, or 12.8%, was primarily due to higher staff-related costs resulting from growth in R&D staff and increased patent application and prosecution expenses, coupled with a decrease of approximately $0.2 million in stock-based compensation. General and administrative expenses for the six months ended June 30, 2009 were $4.8 million, including $0.9 million in stock based compensation, compared to $3.2 million, including $0.8 million in stock based compensation, for the six months ended June 30, 2008. The increase of $1.6 million, or 50.0%, was primarily due to non-cash expense totaling $1.1 million associated with warrants issued for business advisory services and common stock issued pursuant to Standby Equity Distribution Agreement (SEDA) that the Company entered into in January 2009.
As of June 30, 2009, cash and cash equivalents totaled $4.4 million, compared to cash and cash equivalents of $9.9 million at December 31, 2008. This decrease is due to cash used in operations of $5.5 million for the six months ended June 30, 2009. On July 31, 2009 the Company entered into a definitive agreement for the purchase of 2,385,715 shares of its common stock at $3.50 per share, and warrants to purchase up to 954,286 shares of common stock at an exercise price of $4.50 per share which will be exercisable beginning on February 4, 2010. The offering closed on August 4, 2009. The Company received approximately $7.8 million in net proceeds from the offering. Proceeds from the transaction will be used to meet working capital needs and for general corporate purposes.
About RXi Pharmaceuticals Corporation
RXi Pharmaceuticals is a discovery-stage biopharmaceutical company pursuing the development and potential commercialization of proprietary therapeutics based on RNA interference (RNAi) for the treatment of human diseases. RXi Pharmaceuticals has a comprehensive RNAi platform that includes both RNAi compounds and delivery methods. RXi Pharmaceuticals’ rxRNA™ compounds are distinct from the siRNA compounds used by many other companies developing RNAi therapeutics and are very active and potent (10-100 pM activity in cell culture) based on the company’s internal research, in addition to being nuclease resistant and readily manufactured. RXi Pharmaceuticals believes it is well positioned to compete successfully in the RNAi-based therapeutics market with its accomplished scientific advisors, including Dr. Craig Mello, recipient of the 2006 Nobel Prize for his co-discovery of RNAi; a management team that is experienced in developing RNAi products; and a strong early intellectual property position in RNAi chemistry and delivery. www.rxipharma.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future expectations, plan and future development of RXi Pharmaceutical Corporation’s products and technologies. These forward-looking statements about future expectations, plans and prospects of the development of RXi Pharmaceutical Corporation’s products and technologies involve significant risks, uncertainties and assumptions, including the risk of delays in satisfying the conditions to selling any of the securities to YA Global Investments pursuant to the Standby Equity Distribution Agreement that we have in place with them and the potential adverse impact on the market price of our securities due to resale by YA Global Investments of securities purchased from the Company if the Company sells them securities, the risk that the proceeds from the recently completed securities offering will be insufficient to meet all of the capital needed to support our operations, the risk that pre-clinical results of our oral delivery technology obtained to date may not be reproducible in subsequent pre-clinical or clinical trials, the risk that unanticipated safety or efficacy issues may arise in the course of developing our oral delivery technology, the risk that the development of our RNAi-based therapeutics may be delayed or may not proceed as planned and we may not be able to complete development of any RNAi-based product, the risk that the FDA approval process may be delayed for any drugs that we develop, risks related to development and commercialization of products by our competitors, risks related to our ability to control the timing and terms of collaborations with third parties and the possibility that other companies or organizations may assert patent rights that prevent us from developing our products. Actual results may differ materially from those RXi Pharmaceuticals Corporation contemplated by these forward-looking statements. RXi Pharmaceuticals Corporation does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

RXi Pharmaceuticals Corporation
(A Development Stage Company)
Condensed Statements of Expenses
(in thousands, except share and per share data)
(Unaudited)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Research and development expense	$3,026	$2,766	$4,442	$3,854
General and administrative expense	2,049	1,580	4,804	3,213

Operating loss	(5,075)	(4,346)	(9,246)	(7,067)
Other income (expense), net	(6)	28	(6)	103

Net loss	$(5,081)	$(4,318)	$(9,252)	$(6,964)

Net loss per common share:
Basic and diluted loss per share	$(0.37)	$(0.34)	$(0.67)	$(0.55)

Weighted average common shares outstanding:
Basic and diluted	13,812,817	12,743,404	13,812,367	12,713,918

RXi Pharmaceuticals Corporation
(A Development Stage Company)
Condensed Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30,	December 31,
	2009	2008
Cash and cash equivalents	$4,362	$9,856
Prepaid expenses and other current assets	333	73
Equipment and furnishings, net	391	414
Deposits	16	16

Total assets	$5,102	$10,359

Accounts payable	$580	$394
Accrued expense and other current liabilities	1,274	976
Current maturities of capital lease obligations	14	17

Total current liabilities	1,868	1,387
Capital lease obligations, net of current maturities	11	4

Total liabilities	1,879	1,391
Total stockholders’ equity	3,223	8,968

Total liabilities and stockholders’ equity	$5,102	$10,359

CONTACT:
RXi Pharmaceuticals
Donna Falcetti
508-929-3615
ir@rxipharma.com
or
Investors
SAN Group
Susan Noonan
212-966-3650
susan@sanoonan.com
or
Media
Rx Communications Group
Eric Goldman
917-322-2563
egoldman@rxir.com